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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF WESTCORP

WFS Receivables Corporation 2, a Nevada Corporation
Westran Services Corp., a California Corporation
Western Consumer Products, a California Corporation
Western Financial Bank, a Federal Savings Bank
WFS Financial Inc, a California Corporation
WFS Financial Auto Inc., a Nevada Corporation
WFS Financial Auto 2, Inc., a Nevada Corporation
WFS Investments, Inc., a California Corporation
WFS Funding, Inc., a Nevada Corporation
WFS Receivables Corporation, a Nevada Corporation
WFS Web Investments, a California Corporation
Western Auto Investments, Inc., a Nevada Corporation
WestFin Insurance Agency, a California Corporation
Westhrift Life Insurance Company, an Arizona Corporation
WestFin Securities Corporation, a California Corporation
Western Reconveyance Company, Inc., a California Corporation
Western Consumer Services, Inc., a California Corporation
The Hammond Company, The Mortgage Bankers, a California Corporation